Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities

pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

Paxton Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-1399613
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2533 North Carson Street, Suite 6232 Carson City, NV	89706
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-136199 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

___________________________________________________________________

                Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of the common stock, $0.001 par value per share, of Paxton Energy, Inc. (the “Company”). The description of the common stock contained in the section entitled “Description of Securities” in the prospectus included in the Company’s registration statement on Form SB-2 (Registration No. 333-136199), originally filed with the Securities and Exchange Commission on August 1, 2006, as amended, is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the registration statement that includes such descriptions and that are subsequently filed by the Company pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are hereby also incorporated by reference herein.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT NO.

3.01*	Articles of Incorporation of Paxton Energy, Inc.

3.02*	Amended and Restated Articles of Incorporation of Paxton Energy, Inc.

3.03*	Bylaws of Paxton Energy, Inc. (as amended and restated October 1, 2005)

4.01*	Specimen stock certificate

*

Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form SB-2, as amended, originally filed with the Securities and Exchange Commission on August 1, 2006, SEC File No. 333-136199.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Paxton Energy, Inc.

Date:	04/27/2007	By:	/s/ Robert Freiheit
Robert Freiheit
Chief Executive Officer